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                                                                     EXHIBIT 3.2
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                               AMENDMENT TO BYLAWS

         The first sentence of Article II, Section 6 of the Bylaws of the Company is amended and restated to read in its entirety as follows: "The number of directors of this corporation shall be not less than four (4) nor more than eight (8)."